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                    [Weil, Gotshal & Manges LLP Letterhead]


                                                                  August 6, 1997



General Cable Corporation
4 Tennessee Drive
Highland Heights, Kentucky  41076

Gentlemen:

               We have acted as counsel to General Cable Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement"), pertaining to the registration of a proposed offering of up to 4,815,000 shares of the common stock, $0.01 par value (the "Common Stock") of the Company (including 465,000 shares subject to an underwriters' over-allotment option), all of which are currently outstanding (collectively, the "Shares"). Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as so defined.

               In so acting, we have participated in the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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General Cable Corporation
August 6, 1997
Page 2


               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

               The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the prospectus included in the Registration Statement.

                                                   Very truly yours,

                                                   WEIL, GOTSHAL & MANGES LLP